Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of FRANCHISE CAPITAL Corporation (the "Company") on Form 10-KSB for the quarter ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bradford Miller, certify to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bradford Miller
---------------------------
Bradford Miller, President
February 22, 2005